Exhibit 99.1

Investor Contact: Andy Milevoj amilevoj@1800flowers.com	Media Contact: Cherie Gallarello cgallarello@1800flowers.com

1-800-FLOWERS.COM, Inc. Reports Fiscal 2025 Second Quarter Results

Generates Revenues of $775.5 million and Net Income of $64.3 million

Reports Adjusted EBITDA(1) of $116.3 million

Updates Fiscal Year 2025 Outlook

(1)	Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of non-GAAP results to applicable GAAP results.

Jericho, NY, January 30, 2025 – 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships, today reported results for its Fiscal 2025 second quarter ended December 29, 2024.

“Our second quarter revenue declined 5.7%, showing year-over-year improvement, but not at the pace that we had been anticipating,” said Jim McCann, Chairman and Chief Executive Officer of 1-800-FLOWERS.COM, Inc. “Our business experienced a softer than anticipated and highly promotional consumer environment, along with a pullback in corporate gifting orders, which were slightly offset by an improvement in our wholesale business. These trends were further exacerbated by issues with our new Harry & David order management system implementation.”

Mr. McCann continued, “Shifting patterns in consumer engagement have affected our performance. We are implementing actions to accelerate our Work Smarter efficiency initiatives that will in turn fund investments in our growth-oriented Relationship Innovation™ initiatives and marketing and sales strategies. As we focus on expanding our customer base, we see significant opportunities to leverage new technology to enhance engagement and build deeper relationships with our customers. We are confident that our dedicated team and innovative solutions will help us navigate these headwinds and emerge stronger.”

Fiscal 2025 Second Quarter Highlights

●	Total consolidated revenues decreased 5.7% to $775.5 million, as compared with the prior year period.

●	Gross profit margin of 43.3% was flat with the prior year period.

1-800-FLOWERS.COM, Inc. | Fiscal 2024 Second Quarter Results | Page 1

●

Operating expenses declined $19.9 million to $244.5 million, as compared with the prior year period. Excluding the impact of non-recurring charges in the current period associated with new systems implementation costs, impairment charges in the prior year period, as well as the impact of the Company’s non-qualified deferred compensation plan in both periods, operating expenses declined by $2.9 million to $239.1 million, as compared with the prior year period.

●	Net income for the quarter was $64.3 million, or $1.00 per diluted share, as compared with net income of $62.9 million, or $0.97 per diluted share in the prior year period.

●	Adjusted Net Income[1] was $69.2 million, or $1.08 per diluted share, compared with an Adjusted Net Income[1] of $82.7 million, or $1.27 per diluted share, in the prior year period.

●	Adjusted EBITDA[1] for the quarter was $116.3 million, as compared with Adjusted EBITDA[1] of $130.1 million in the prior year period.

Segment Results

The Company provides Fiscal 2025 second quarter financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and Gifts, and BloomNet® segments in the tables attached to this release and as follows:

●

Gourmet Foods and Gift Baskets: Revenues for the quarter declined 4.0% to $518.5 million as compared with the prior year period. The Company estimates that the issues associated with the implementation of its new order management system resulted in lost revenue of approximately $20 million. Gross profit margin increased 30 basis points to 43.5%, benefiting from the Company’s inventory and labor optimization efforts that offset the incremental costs associated with the order management system issues. Excluding the impact of the systems implementation costs, adjusted segment contribution margin[1] was $111.4 million, as compared with segment contribution margin[1] of $118.2 million in the prior year period.

●

Consumer Floral & Gifts: Revenues for the quarter declined 8.0% to $234.3 million as compared with the prior year period. Gross profit margin decreased 90 basis points to 41.9%, primarily due to deleveraging on the sales decline and a promotional consumer environment. Segment contribution margin[1] was $21.6 million, compared with adjusted segment contribution margin[1] of $30.4 million in the prior year period, excluding the intangible impairment.

●

BloomNet: Revenues for the quarter declined 16.2% to $22.8 million as compared with the prior year period. Revenue and gross margin were impacted by the lower volume of lower margin orders processed by BloomNet. Gross profit margin increased 330 basis points to 50.9% due to lower florist rebates. Segment contribution margin[1] was $7.5 million, compared with $9.1 million in the prior year period.

1-800-FLOWERS.COM, Inc. | Fiscal 2024 Second Quarter Results | Page 2

Company Guidance

Based on the Company’s performance during its fiscal second quarter, the Company is updating its Fiscal 2025 guidance as outlined below. The Company expects its revenue trends to improve as the fiscal year progresses, benefiting from its Relationship Innovation initiatives that have expanded the Company's offerings, broadened price points and enhanced the user experience.

For Fiscal 2025, the company now expects:

●	total revenues to decline in the mid-single digits on a percentage basis, as compared with the prior year;
●	Adjusted EBITDA[1] to be in a range of $65 million to $75 million; and
●	Free Cash Flow[1] to be in a range of $25 million to $35 million.

Credit Agreement Amendment

The Company today announced that it has amended its credit agreement in order to provide more clarity and flexibility to the Company going forward.

Key changes effected by the amendment include revising the definition of Consolidated EBITDA, clarifying the application of optional term loan prepayments toward scheduled principal payments, and revising the definition of Consolidated Fixed Charges. Additional information can be found in the Company’s Form 8-K that was filed with the SEC this morning.

Conference Call

The Company will conduct a conference call to discuss the above details and attached financial results today, January 30, 2025, at 8:00 a.m. (ET). The conference call will be webcast from the Investors section of the Company’s website at www.1800flowersinc.com. A recording of the call will be posted on the Investors section of the Company’s website within two hours of the call’s completion. A telephonic replay of the call can be accessed beginning at 2:00 p.m. (ET) today through February 6, 2025, at: (US) 1-877-344-7529; (Canada) 855-669-9658; (International) 1-412-317-0088; enter conference ID #: 4981439.

Definitions of non-GAAP Financial Measures:

We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and

Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. Reconciliations for forward-looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, tax items, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The lack of such reconciling information should be considered when assessing the impact of such disclosures.

1-800-FLOWERS.COM, Inc. | Fiscal 2024 Second Quarter Results | Page 3

EBITDA and Adjusted EBITDA:

We define EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Deferred Compensation Plan (“NQDC”) Investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA to determine its interest rate and to measure compliance with certain covenants. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin and Adjusted Segment Contribution Margin

We define Segment Contribution Margin as earnings before interest, taxes, depreciation, and amortization, before the allocation of corporate overhead expenses. Adjusted Segment Contribution Margin is defined as Segment Contribution Margin adjusted for certain items affecting period-to-period comparability. See Selected Financial Information for details on how Segment Contribution Margin and Adjusted Segment Contribution Margin were calculated for each period presented. When viewed together with our GAAP results, we believe Segment Contribution Margin and Adjusted Segment Contribution Margin provide management and users of the financial statements meaningful information about the performance of our business segments. Segment Contribution Margin and Adjusted Segment Contribution Margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of Segment Contribution Margin and Adjusted Segment Contribution Margin is that they are an incomplete measure of profitability as they do not include all operating expenses or non-operating income and expenses. Management compensates for this limitation when using these measures by looking at other GAAP measures, such as Operating Income and Net Income.

Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share:

We define Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common

Share as Net Income (Loss) and Net Income (Loss) Per Common Share adjusted for certain items affecting period-to-period comparability. See Selected Financial Information below for details on how Adjusted Net Income (Loss) Per Common Share and Adjusted or Comparable Net Income (Loss) Per Common Share were calculated for each period presented. We believe that Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share are meaningful measures because they increase the comparability of period-to-period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP Net Income (Loss) and Net Income (Loss) Per Common Share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

1-800-FLOWERS.COM, Inc. | Fiscal 2024 Second Quarter Results | Page 4

Free Cash Flow:

We define Free Cash Flow as net cash provided by operating activities less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet, and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships. The Company’s e-commerce business platform features an all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, CardIsle®, Cheryl’s Cookies®, Harry & David®, PersonalizationMall.com®, Shari’s Berries®, FruitBouquets.com®, Things Remembered®, Moose Munch®, The Popcorn Factory®, Wolferman’s Bakery®, Vital Choice®, Simply Chocolate® and Scharffen Berger®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge on eligible products across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral and gift industry service provider offering a broad-range of products and services designed to help members grow their businesses profitably; Napco℠, a resource for floral gifts and seasonal décor; DesignPac Gifts, LLC, a manufacturer of gift baskets and towers; Alice’s Table®, a lifestyle business offering fully digital livestreaming and on demand floral, culinary and other experiences to guests across the country; and Card Isle®, an e-commerce greeting card service. 1-800-FLOWERS.COM, Inc. was recognized among America’s Most Trustworthy Companies by Newsweek for 2024. 1-800-FLOWERS.COM, Inc. was also recognized as one of America’s Most Admired Workplaces for 2025 by Newsweek and was named to the Fortune 1000 list in 2022. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS. For more information, visit 1800flowersinc.com.

FLWS–COMP FLWS-FN

Special Note Regarding Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “should,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements regarding the Company’s ability to achieve its guidance for the full Fiscal year; the Company’s ability to leverage its operating platform and reduce its operating expense ratio; its ability to successfully integrate acquired businesses and assets; its ability to successfully execute its strategic initiatives; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and industry and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

1-800-FLOWERS.COM, Inc. | Fiscal 2024 Second Quarter Results | Page 5

Note: The following tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	December 29, 2024	June 30, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$247,220	$159,437
Trade receivables, net	61,352	18,024
Inventories	157,438	176,591
Prepaid and other	26,884	31,680
Total current assets	492,894	385,732

Property, plant and equipment, net	223,178	223,789
Operating lease right-of-use assets	110,455	113,926
Goodwill	156,648	156,537
Other intangibles, net	115,079	116,216
Other assets	39,516	36,448
Total assets	$1,137,770	$1,032,648

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$113,588	$80,005
Accrued expenses	193,558	121,303
Current maturities of long-term debt	-	10,000
Current portion of long-term operating lease liabilities	18,490	16,511
Total current liabilities	325,636	227,819

Long-term debt, net	157,474	177,113
Long-term operating lease liabilities	102,038	105,866
Deferred tax liabilities, net	17,905	19,402
Other liabilities	39,610	36,106
Total liabilities	642,663	566,306
Total stockholders’ equity	495,107	466,342
Total liabilities and stockholders’ equity	$1,137,770	$1,032,648

1-800-FLOWERS.COM, Inc. | Fiscal 2024 Second Quarter Results | Page 6

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net revenues:
E-Commerce	$677,326	$738,406	$870,500	$948,317
Other	98,166	83,648	147,082	142,787
Total net revenues	775,492	822,054	1,017,582	1,091,104
Cost of revenues	439,899	466,357	589,670	633,479
Gross profit	335,593	355,697	427,912	457,625
Operating expenses:
Marketing and sales	187,003	188,557	269,100	271,075
Technology and development	15,973	14,822	31,612	30,126
General and administrative	27,410	27,154	55,936	55,643
Depreciation and amortization	14,130	14,152	27,168	27,346
Intangible impairment	-	19,762	-	19,762
Total operating expenses	244,516	264,447	383,816	403,952
Operating income	91,077	91,250	44,096	53,673
Interest expense, net	4,396	4,611	7,756	8,093
Other income, net	(1,164)	(2,736)	(2,931)	(2,262)
Income before income taxes	87,845	89,375	39,271	47,842
Income tax expense	23,497	26,468	9,113	16,177
Net income	$64,348	$62,907	$30,158	$31,665

Basic net income per common share	$1.01	$0.97	$0.47	$0.49

Diluted net income per common share	$1.00	$0.97	$0.47	$0.49

Weighted average shares used in the calculation of net income per common share:
Basic	63,836	64,835	64,017	64,814
Diluted	64,306	65,177	64,501	65,155

1-800-FLOWERS.COM, Inc. | Fiscal 2024 Second Quarter Results | Page 7

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	December 29, 2024	December 31, 2023

Operating activities:
Net income	$30,158	$31,665
Adjustments to reconcile net income to net cash provided by operating activities:
Intangible impairment	-	19,762
Depreciation and amortization	27,168	27,346
Amortization of deferred financing costs	361	361
Deferred income taxes	(1,496)	(6,108)
Bad debt expense	131	225
Stock-based compensation	6,108	4,595
Other non-cash items	(412)	(385)
Changes in operating items:
Trade receivables	(43,400)	(26,384)
Inventories	20,446	29,808
Prepaid and other	5,850	6,640
Accounts payable and accrued expenses	104,671	125,404
Other assets and liabilities	1,722	(169)
Net cash provided by operating activities	151,307	212,760

Investing activities:
Acquisitions, net of cash acquired	(3,000)	-
Capital expenditures	(23,023)	(17,807)
Net cash used in investing activities	(26,023)	(17,807)

Financing activities:
Acquisition of treasury stock	(7,683)	(4,787)
Proceeds from exercise of employee stock options	182	44
Proceeds from bank borrowings	110,000	82,000
Repayment of bank borrowings	(140,000)	(87,000)
Net cash used in financing activities	(37,501)	(9,743)

Net change in cash and cash equivalents	87,783	185,210
Cash and cash equivalents:
Beginning of period	159,437	126,807
End of period	$247,220	$312,017

1-800-FLOWERS.COM, Inc. | Fiscal 2024 Second Quarter Results | Page 8

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information – Category Information

(dollars in thousands)

(unaudited)

	Three Months Ended
	December 29, 2024	System Implementation costs	As Adjusted (non-GAAP) December 29, 2024	December 31, 2023	Intangible Impairment	As Adjusted (non-GAAP) December 31, 2023	% Change
Net revenues:
Consumer Floral & Gifts	$234,349	$-	$234,349	$254,835	$-	$254,835	-8.0%
BloomNet	22,837	-	22,837	27,236	-	27,236	-16.2%
Gourmet Foods & Gift Baskets	518,454	-	518,454	539,963	-	539,963	-4.0%
Corporate	113	-	113	279	-	279	-59.5%
Intercompany eliminations	(261)	-	(261)	(259)	-	(259)	-0.8%
Total net revenues	$775,492	$-	$775,492	$822,054	$-	$822,054	-5.7%

Gross profit:
Consumer Floral & Gifts	$98,288	$-	$98,288	$109,176	$-	$109,176	-10.0%
	41.9%		41.9%	42.8%		42.8%

BloomNet	11,624	-	11,624	12,974	-	12,974	-10.4%
	50.9%		50.9%	47.6%		47.6%

Gourmet Foods & Gift Baskets	225,390	1,992	227,382	233,200	-	233,200	-2.5%
	43.5%		43.9%	43.2%		43.2%

Corporate	291	-	291	347	-	347	-16.1%
	257.5%		257.5%	124.4%		124.4%

Total gross profit	$335,593	$1,992	$337,585	$355,697	$-	$355,697	-5.1%
	43.3%	-	43.5%	43.3%	-	43.3%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$21,587	$-	$21,587	$10,593	$19,762	$30,355	-28.9%
BloomNet	7,460	-	7,460	9,088	-	9,088	-17.9%
Gourmet Foods & Gift Baskets	107,277	4,166	111,443	118,153	-	118,153	-5.7%
Segment Contribution Margin Subtotal	136,324	4,166	140,490	137,834	19,762	157,596	-10.9%
Corporate (b)	(31,117)	2,141	(28,976)	(32,432)	-	(32,432)	10.7%
EBITDA (non-GAAP)	105,207	6,307	111,514	105,402	19,762	125,164	-10.9%
Add: Stock-based compensation	3,629	-	3,629	2,231	-	2,231	62.7%
Add: Compensation charge related to NQDC Plan Investment Appreciation	1,135	-	1,135	2,682	-	2,682	-57.7%
Adjusted EBITDA (non-GAAP)	$109,971	$6,307	$116,278	$110,315	$19,762	$130,077	-10.6%

1-800-FLOWERS.COM, Inc. | Fiscal 2024 Second Quarter Results | Page 9

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information – Category Information

(dollars in thousands)

(unaudited)

	Six Months Ended
	December 29, 2024	System Implementation Cost	As Adjusted (non-GAAP) December 29, 2024	December 31, 2023	Intangible Impairment	As Adjusted (non-GAAP) December 31, 2023	% Change
Net revenues:
Consumer Floral & Gifts	$369,529	$-	$369,529	$397,029	$-	$397,029	-6.9%
BloomNet	45,912	-	45,912	56,106	-	56,106	-18.2%
Gourmet Foods & Gift Baskets	602,457	-	602,457	638,072	-	638,072	-5.6%
Corporate	202	-	202	549	-	549	-63.2%
Intercompany eliminations	(518)	-	(518)	(652)	-	(652)	20.6%
Total net revenues	$1,017,582	$-	$1,017,582	$1,091,104	$-	$1,091,104	-6.7%

Gross profit:
Consumer Floral & Gifts	$152,217	$-	$152,217	$165,498	$-	$165,498	-8.0%
	41.2%		41.2%	41.7%		41.7%

BloomNet	23,152	-	23,152	27,472	-	27,472	-15.7%
	50.4%		50.4%	49.0%		49.0%

Gourmet Foods & Gift Baskets	252,234	1,992	254,226	264,107	-	264,107	-3.7%
	41.9%		42.2%	41.4%		41.4%

Corporate	309	-	309	548	-	548	-43.6%
	153.0%		153.0%	99.8%		99.8%

Total gross profit	$427,912	$1,992	$429,904	$457,625	$-	$457,625	-6.1%
	42.1%	-	42.2%	41.9%	-	41.9%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$26,531	$-	$26,531	$19,419	$19,762	$39,181	-32.3%
BloomNet	14,301	-	14,301	18,475	-	18,475	-22.6%
Gourmet Foods & Gift Baskets	95,024	5,079	100,103	107,125	-	107,125	-6.6%
Segment Contribution Margin Subtotal	135,856	5,079	140,935	145,019	19,762	164,781	-14.5%
Corporate (b)	(64,592)	3,008	(61,584)	(64,000)	-	(64,000)	3.8%
EBITDA (non-GAAP)	71,264	8,087	79,351	81,019	19,762	100,781	-21.3%
Add: Stock-based compensation	6,108	-	6,108	4,595	-	4,595	32.9%
Add: Compensation charge related to NQDC Plan Investment Appreciation	2,873	-	2,873	2,178	-	2,178	31.9%
Adjusted EBITDA (non-GAAP)	$80,245	$8,087	$88,332	$87,792	$19,762	$107,554	-17.9%

1-800-FLOWERS.COM, Inc. | Fiscal 2024 Second Quarter Results | Page 10

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net income to adjusted net income (non-GAAP):	Three Months Ended		Six Months Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023

Net income	$64,348	$62,907	$30,158	$31,665
Adjustments to reconcile net income to adjusted net income (non-GAAP)
Add: System implementation costs	6,307	-	8,087	-
Add: Intangible impairment	-	19,762	-	19,762
Deduct: Income tax effect on adjustments	(1,475)	-	(2,002)	-
Adjusted net income (non-GAAP)	$69,180	$82,669	$36,243	$51,427

Basic and diluted net income per common share
Basic	$1.01	$0.97	$0.47	$0.49
Diluted	$1.00	$0.97	$0.47	$0.49

Basic and diluted adjusted net income per common share (non-GAAP)
Basic	$1.08	$1.28	$0.57	$0.79
Diluted	$1.08	$1.27	$0.56	$0.79

Weighted average shares used in the calculation of basic and diluted net income and adjusted net income per common share
Basic	63,836	64,835	64,017	64,814
Diluted	64,306	65,177	64,501	65,155

1-800-FLOWERS.COM, Inc. | Fiscal 2024 Second Quarter Results | Page 11

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net income to adjusted EBITDA (non-GAAP):	Three Months Ended		Six Months Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023

Net income	$64,348	$62,907	$30,158	$31,665
Add: Interest expense and other, net	3,232	1,875	4,825	5,831
Add: Depreciation and amortization	14,130	14,152	27,168	27,346
Add: Income tax expense	23,497	26,468	9,113	16,177
EBITDA	105,207	105,402	71,264	81,019
Add: Stock-based compensation	3,629	2,231	6,108	4,595
Add: Compensation charge related to NQDC Plan Investment Appreciation	1,135	2,682	2,873	2,178
Add: System implementation costs	6,307	-	8,087	-
Add: Intangible impairment	-	19,762	-	19,762
Adjusted EBITDA	$116,278	$130,077	$88,332	$107,554

(a) Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

(b) Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.

1-800-FLOWERS.COM, Inc. | Fiscal 2024 Second Quarter Results | Page 12

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net cash provided by operating activities to free cash flow (non-GAAP):	Six Months Ended
	December 29, 2024	December 31, 2023
Net cash provided by operating activities	$151,307	$212,760
Capital expenditures	(23,023)	(17,807)
Free cash flow	$128,284	$194,953

1-800-FLOWERS.COM, Inc. | Fiscal 2024 Second Quarter Results | Page 13